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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 1999, except as to Note 9, which is as of August 30, 1999 relating to the Financial Statements, which appears in the 1999 Annual Report to Shareholders which is incorporated by reference in KLA-Tencor Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
September 25, 2000